                                                                    EXHIBIT 4.12

                        CERTAIN REGISTRATION RIGHTS UNDER
                          SECURITIES AGREEMENT BETWEEN
                   ELCOM INTERNATIONAL AND ROBERT J. CROWELL,
                                  Assigned to:
                   ------------------------------------------



                                                               As to Number of
                                                                  Shares of
                  Assignee                                       Common Stock
                  --------                                     ---------------


Linda M. Crowell                                                    347,078

Christopher Crowell and Kathy Cioffi, as Co-Trustees of the
KMC Trust No. 1
                                                                    158,677

Robert J. Crowell, as Trustee of the KMC Trust No. II               188,401